UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BESTGOFER INC.

(Exact name of registration as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7200 (Primary Standard Industrial Classification Code Number)	__________________ (I.R.S. Employer Identification Number)

401 Ryland St Ste 200-A

Reno, NV 89502

(972) 03-9117987

(Principal place of business)

James B. Parsons

Parsons/Burnett/Bjordahl/Hume, LLP

Suite 801

10655 NE 4th Street

Bellevue, WA 98004

(425) 451-8036

(Name, address and telephone number for agent for service of process)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registration is a larger accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filler,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]
Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [ ]

1

Calculation of Registration Fee

Title of Each Class of Securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(1)
Common Stock offered by the Company	2,080,000	$0.025	$52,000	$6.47
Total	2,080,000	$0.025	$52,000	$6.47
(1)	Registration Fee has been paid via Fedwire.
(2)	This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock averaged at $.005 per share.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay until the Registration shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

BESTGOFER INC.

2,080,000 Common Shares

$0.025 per share

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.025 per share in relation to this Offering. The Offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board (“OTCBB”). We currently have no market maker who is willing to list quotations for our stock. There is no assurance that any active trading market for our shares will develop or will be sustained if developed.

This is our initial public offering. We are registering a total of 2,080,000 shares of our common stock. There is no minimum number of shares required to be purchased by each investor. The Offering is being made on a self-underwritten, “best-efforts’ basis. The shares will be sold on our behalf by our officers and directors. They will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $$0.025 for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that this Offering will successfully raise enough funds to institute its business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our director for an additional 90 days.

BestGofer Inc. is a development stage company and currently has no active business operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for BestGofer Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

2

The Company has no nominal operations and has assets consisting solely of cash and cash equivalents and is therefore a shell company as defined in Rule 405.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Table of Contents

PART I – INFORMATION REQUIRED IN PROSPECTUS	4
SUMMARY OF PROSPECTUS	4
A Cautionary Note on Forward-Looking Statements	4
General Information about Our Company	4
The Offering	5
RISK FACTORS	6
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
PLAN OF DISTRIBUTION	15
DESCRIPTION OF SECURITIES TO BE REGISTERED	17
Interests of Named Experts and Counsel	20
Information with Respect to the Registrant	20
Description of Business	20
Description of Properties	22
Legal Proceedings	22
Market Price and Dividends	22
Management’s Discussion and Analysis of Financial Statements and Results Operations	23
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	25
Quantitative and Qualitative Disclosures About Material Risk	25
Directors and Executive Officers	25
Executive Compensation	26
Security Ownership of Certain Beneficial Owners and Management	29
Transactions with Related Persons, Promoters and Certain Control Persons	30
MATERIAL CHANGES	30
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	30
DISCLOSURE OF COMMISSION POSITION ON IDEMNIFICATION FOR SECURITIES ACT LIABILITIES	31
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	32
INDEMNIFICATION OF DIRECTORS AND OFFICERS	32
RECENT SALES OF UNREGISTERED SECURITIES	34
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	34

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

3

PART I – INFORMATION REQUIRED IN PROSPECTUS

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “BestGofer” and “Company” are to BestGofer Inc.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which related to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the following-looking statements to conform these statements to actual results.

General Information about Our Company

BestGofer, Inc. was incorporated in the State of Nevada in October 2017, with the purpose of developing a consumer delivery system.

BestGofer’s business and corporate address is Hagai 24, Diamona Israel, 80600. Our telephone number is 03-9117987, and our registered agent for service of process is Registered Agents, Inc., 401 Ryland St., Suite 200-A, Reno, NV 89502. Our fiscal year end is November 30.

This is our initial public offering. We are registering a total of 2,080,000 shares of common stock. All of the shares being registered for sale by the Company will be sold at a price per share of $0.025 for the duration of the Offering.

We will be selling the 2,080,000 shares of common stock we are offering as a self-underwritten offering. There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us. This Offering will terminate on the earlier of the sale of all shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell the shares and their investment in our securities is not liquid.

The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is therefore a shell company as defined in Rule 405.

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

1.	No or nominal operations; and
2.	Either:
a.	No or nominal assets;
b.	Assets consisting solely of cash and cash equivalents; or
c.	Assets consisting of any amount of cash and equivalents and nominal other assets.

4

The Offering

Following is a brief summary of this Offering. Please see the Plan of Distribution and Terms of the Offering sections for more detailed description of the terms of the Offering.

The Offering

Securities Being Offered	2,080,000 shares of common stock: This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days.

Price per share	All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.025 for the duration of the Offering.

Securities Issued and Outstanding	3,800,000 shares of common stock are issued and outstanding before the offering and 5,880,000 shares will be outstanding after the Offering, assuming all shares are sold. However, if only 50% or 25% of the shares being offered are sold, there will be 4,840,000 or 4,320,000 shares outstanding, respectively.

Registration costs	We estimate our total offering registration costs to be $13,000. If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this Offering. If all of the shares in this Offering are sold, our executive officers and directors will own 64.6% of our common stock. However, if only 50% or 25% of the shares in this Offering are sold, our executive officers and directors will own 78.5% or 87.9% respectively.

RISK FACTORS

An investment in the securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are material risks related to the Company and an investment in the Company. The list of Risk Factors below does not portend to be all inclusive. There may be additional risks associated with our Company our business, our industry, an investment in the Shares and/or other factors related to the Company and/or the Offering. Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the shares.

Our independent auditors have issued an audit opinion for BestGofer which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note B of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on October 11, 2017, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to November 30, 2017, was $2,000, all of which were fore professional fees. Our ability to achieve and maintain profitable and positive cash flows is dependent upon:

5

·	Completion of this Offering,
·	Our ability to attract customers who will buy our services, and
·	Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. In the event the Company is unable to generate revenues, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company. In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having been formed and commenced operations only in 2017. Our success depends on our ability to build and maintain the brand image for our services. We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other services.

If we are unable to complete our plan to establish our network of services, we will not be able to generate revenues and you will lose your investment.

We have not yet fully completed our plan to develop our business. The success of our proposed business will depend on the completion of our plan and the acceptance of our services by the general public. Achieving such acceptance will require significant marketing investment. Once we are capable of network of services, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our products are not accepted at sufficient levels, our business will fail.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we may have to offer our services at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on services in the future, we may need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BestGofer is considered a shell company, and is therefore subject to certain restrictions.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet indicates that we have both nominal operations and nominal assets; therefore, we are defined as a shell company. These rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to other available registration statements (including an S-1 registration statement). Additionally, the rules regarding Form 8-K require shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If, in the future, we engage in a transaction which would cause us to cease being a “shell company,” we will, at that time, be required to file a Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, together with required financial information. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. Although we currently have no plans to seek a merger or other business combination, to the extent that we are required to comply with additional disclosure requirements because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which restricts re-sales of restricted securities, pursuant to Rule 144, by shareholders of a shell company. See discussion under heading "Rule 144" below and the Risk Factor titled “Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due to Our Status As A ‘Shell Company.’” Please see subsection entitled ‘Rule 144’ under “Market Price of And Dividends on the Registrant’s Common Equity and Related Stockholder Matters” section, page 29, for further discussion on restrictions applicable to sale of common stock.

6

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought. As a result, we do not have an alternate source of funds should we fail to complete this Offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1. abandon our business plans, cease operations and go out of business;

2. continue to seek alternative and acceptable sources of capital; or

3. bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment. In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to market our services. If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our website and application. We feel we require a minimum of $13,000 to provide sufficient capital to commence with operations and development of the business plan. Our business plan contemplates the marketing of our services via our website. Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Because Gal Abotbol and Levi Yehuda (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting less than 10% of their time, or 3 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers and directors, Gal Abotbol and Levi Yehuda

We currently are managed by 2 officers and 2 directors and we are entirely dependent upon them in order to conduct our operations. If they should resign or die, there will be no one to run BestGofer, and the company has no Key Man insurance. If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

7

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

·	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
·	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
·	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
·	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing officers and directors acquired their shares for an average of $0.005 per share. Upon completion of this Offering, the net tangible book value of the shares held by our existing stockholders (3,800,000 shares) will be increased by approximately $0.007 per share, without any additional investment on their part. The purchasers of shares offered by the Company under this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.025 per share) of approximately $0.012 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be approximately $0.012 per share, reflecting an immediate reduction in the price they paid for their shares.

8

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between BestGofer or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result, an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from our cash on hand. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

If at least $13,000 is not raised under this Offering, the Company’s business may fail.

The Company’s business plan requires a minimum of $13,000 to be raised under this Offering in order for the Company to proceed with its business plan. Because there is no minimum offering amount required to be raised, there is no guarantee that this amount will be raised. If less than $13,000 is raised, management will be forced to seek alternative means of financing and cannot guarantee that those terms will be favorable to the Company or that they will be available. If the Company cannot raise at least $13,000, the Company’s business plan will fail and you will lose your entire investment.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

9

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

USE OF PROCEEDS

Our public offering of 2,080,000 is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the Offering to proceed. The net proceeds to us from the sale of up to 2,080,000 shares offered at a public offering price of $0.025 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $4,622 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering, assuming the sale of 25%, 50%, 75% or 100%, respectively. None of the expenditures itemized are listed in any particular order of priority or importance. There is no assurance that we will raise the full $52,000 as anticipated.

Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($52,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	Amount
Website and App hosting	$1,000
Facilities	$3,000
Legal Fees	$4,000
Accounting Fees	$4,000
General and Administration	$5,000
Marketing and Sales	$15,000
Application Development/Contractor	$20,000
Total	$52,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 2,080,000 shares will be deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received fro our offering of $52,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

**The above expenditures are defined as follows:

10

Website and App Hosting: Pertains to all fees and costs related to developing and hosting our website and application hosting.

Facilities: These are the costs of operating our offices including telephone services, mail, stationary, rent, utilities, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Legal Fees: Pertains to all legal services that will be incurred by the Company.

Accounting Fees: Pertains to all accounting fees that will be incurred by the Company.

General and Administrative Expenses: General and administrative expenses consist primarily of salaries, related benefits, travel and share-based compensation expense for personnel in executive, finance, sales and administrative functions.

Marketing and Sales: Pertains to the cost of advertising our services, which include but are not limited to search engine marketing and supplement marketing. We will also register itself on various websites and online directories.

Application Development: Pertains to the costs associated with developing our application.

There is no assurance that we will be able to raise the entire $52,000 with this Offering. The following chart details how we will use the proceeds if we raise only 75%, 50% or 25% of this Offering:

Expenditure Item **	75%	50%	25%
Website and App hosting	$750	$500	$250
Facilities	$2,250	$1,500	$750
Legal Fees	$3,000	$2,000	$1,000
Accounting Fees	$3,000	$2,000	$1,000
General and Administration	$3,750	$2,500	$1,250
Marketing and Sales	$11,250	$7,500	$3,750
Application Development	$15,000	$10,000	$5,000
Total	$39,000	$26,000	$13,000

If only 75% of this Offering is sold, BestGofer estimates that this would provide sufficient capital to commence with operations and development of the business, but our marketing efforts would be limited.

If only 50% of this Offering is sold, BestGofer estimates that this would provide sufficient capital to commence with operations and development of the business, but our marketing efforts would be limited.

If we raise less than 50% we will have difficulty in implementing our business plan. Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business. If less than 50% is raised, we would not be able to recruit the talent we need and we would probably be unable to fully development our web presence as needed.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $13,000, which will have to be paid to maintain reporting status during the next 12 months. We will also pay office and miscellaneous expenses, and then any leftover funds will be applied to application development. This would seriously hinder the development of our business and our ability to generate revenues. We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB listing.

11

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $52,000 in this Offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of November 30, 2017, the net tangible book value of our shares of common stock was approximately $17,000 or approximately $0.004 per share based upon 3,800,000 shares outstanding.

	$65,000 Offering (100%)	$48,750 Offering (75%)	$32,500 Offering (50%)	$16,250 Offering (25%)
Number of current shares held	3,800,000	3,800,000	3,800,000	3,800,000
Number of new shares issued	2,080,000	1,560,000	1,040,000	520,000
Total number of new shares held	5,880,000	5,360,000	4,840,000	4,320,000

Net tangible book value before this offering	$17,000	$17,000	$17,000	$17,000
Net proceeds to the company	$52,000	$39,000	$26,000	$13,000
Net tangible book value after this offering	$69,000	$56,000	$43,000	$30,000

Assumed public offering price per share	$0.025	$0.025	$0.025	$0.025
Net tangible book value per share before this offering	$0.004	$0.004	$0.004	$0.004
Increase attributable to new investors	$0.007	$0.006	$0.004	$0.002
Net tangible book value per share after this offering	$0.012	$0.010	$0.009	$0.007
Dilution per share to new stockholders	$0.013	$0.015	$0.016	$0.018

PLAN OF DISTRIBUTION

We may sell the Shares subject to this Prospectus from time to time in any manner permitted by the Securities Act, through personal contacts, phone, internet phone or voice conference including any one or more of the following ways:

·	Directly to investors;
·	To investors through agents;
·	To dealers, and/or
·	Through one or more underwriters.

We will sell all shares of common stock at a fixed price of $0.025 per share for the duration of the Offering.

The offering of shares by our Company will only be through our officers and directors. We will not sell the shares being offered by the Company through brokers or dealers.

12

Our officers and directors are not: (a) subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Act; (b) compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; or (c) at the time of their participation an associated person of a broker or dealer. Our officers and directors meet the conditions of (a)(4)(ii); they primarily perform, or are intended to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; were not brokers or dealers or associated persons of a broker or dealer, within the preceding 12 months; and they do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (iii) of this section.

Shares sold pursuant to the registration statement of which this Prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Bulletin Board. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for which they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities will be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the Prospectus supplemental relating to such transactions. The applicable prospectus supplemental will, where applicable:

·	Identify any such underwriter or agent;
·	Describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;
·	Identify the amounts underwritten; and
·	Identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.’

OTC Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Bulletin Board. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligation to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in tis reporting requirements with the SEC.

13

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board services. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders – any order to buy or sell a specific number of shares at the current market price – it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001. As of November 30, 2017, there were issued and outstanding 1,900,000 shares of common stock and no shares of preferred stock.

The following summary of the material provisions of our common stock, preferred stock, Articles of Incorporation and bylaws is qualified by reference to the provisions of our Articles of Incorporation and bylaws included as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors (commonly known as "blank check" preferred stock). The board of directors may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.

Cash Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors, and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Anti-Takeover Law, Limitations of Liability and Indemnification

14

Nevada Anti-Takeover Law. Our Articles of Incorporation and bylaws exclude us from the restrictions imposed by Nevada Revised Statutes ("NRS"), 78.378 to 78.3793, inclusive. Pursuant to Section 78.434 of the NRS, upon incorporation we elected not to be governed by Sections 78.411 to 78.444, inclusive, and Sections 78.378 to 78.3793, inclusive, of the NRS. These sections prevent many Nevada corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons.  Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

·	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,
·	upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or
·	on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Because we elected upon incorporation to be exempt from the provisions of these provisions, there are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Limited Liability and Indemnification. Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

·	conducted himself or herself in good faith;
·	reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and
·	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding.  If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

15

Interests of Named Experts and Counsel

The financial statements for BestGofer as of and for the period ended November 30, 2017, included in this Prospectus have been audited by Michael Gillespie & Associates, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Information with Respect to the Registrant

Description of Business

Gofer has a focused forte within the delivery industry, providing consumers with the ability of having any desired retail item purchased on their behalf delivered directly to their door at any given time.

It serves its consumers through the convenience of a smart phone app by notifying local delivery staff (names ‘Gofers’) through an online communication system of a desired pick up or delivery request, such as groceries, business packages, personal items etc.

The consumer must state a maximum dollar amount at the time of notification, restricting Gofers from unauthorized spending on behalf of the consumer.

Consumers may be retailers, businesses or individuals who need assistance or those who simply wish enjoy the advantage of doorstep delivery for any convenience item. Eligible consumers must be over the age of 18 and own a valid credit card. Credit cards of consumers will be linked through the app and charged at the time of delivery. Deliveries are subject to a fee; an amount agreed upon by both parties; Gopher and consumer.

Items of delivery must meet a restricted criteria: weight limit of 40lbs per delivery, all prescription drugs are prohibited, etc. Gophers may exercise their right to refuse service should the item criteria not be met.

Product and Services

BestGofer App:

Qualified consumers will be required to open an online account using the Gofer app on their smart phone, which will require details such as name, address, contact and credit card information.

Upon opening the application, the first function will locate a Gofer nearest the user or desired destination of pick-up.

Second, one or more of the following categories must be selected: Grocery, Restaurant, Convenience, Liquor, Courier. Once a category has been selected, a window to enter the details of pick up will appear where the consumer will enter precisely what they need ie. four apples, a copy of a magazine, one bottle of aspirin, etc.

Thirdly, the user will be prompted to enter a maximum dollar amount that may be spent on the purchase of up to $400.00.

Upon completion of the above three steps, the user will complete the service call by pressing the “Find Gofer” key. This key, in turn, will notify the nearest Gofer having been selected in the first function that a customer is requesting their service.

16

BestGofer, Drivers:

An eligible Gofer driver will be required to pass a criminal record check, own a valid drivers’ license, access to a vehicle and speak basic English.

Once the eligible driver has met company standards, they will be required to choose their desired city of occupation. BestGofer will provide maps to each driver for their designated city, in which drivers will be responsible for learning the whereabouts of each retail, restaurant and service location. This will facilitate quicker deliveries.

Each Gofer will download the app and open a personalized service account. While open, the app will track the location of the Gofer, notifying consumers of their whereabouts.

Upon receiving a service request from a consumer, the Gofer may counter the request with an offered fee for service or refuse service. Once mutually agreed upon by both parties, the Gopher may perform the service.

Upon pick up of merchandise, gofers will provide their own means to facilitate the purchase, while placing a money hold on the consumer’s credit card of the maximum allowable purchase price set out by the consumer in the third function of their order; thus offering security to the Gofers’ purchase.

Gofers must use caution to ensure grocery and convenient items are not damaged at time of pick up, as the Gofer will be responsible for the costs of returning damaged merchandise. Consumers will not be required to pay a service fee upon receiving damaged merchandise.

Gophers may receive tips for their service.

Market Analysis

Marketing:

Gofer seeks online marketing strategies by means of social media exclusively, using the following apps:

-	Facebook
-	Twitter
-	Instagram
-	Snapchat

Business Strategy

BestGofer will retain thirty percent (30%) of each of the Gofers’ delivery fees under a contract.

Description of Properties

BestGofer will maintain an executive office at 24 Hagai, Dimona 80600, Israel, 03-9117987. All marketing, sales and customer support will be managed from this office.

Legal Proceedings

There are no legal actions pending against us nor any legal actions contemplated by us at this time.

17

Market Price and Dividends

Market Information

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, we can provide no assurance that our shares of Common Stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders

As of November 30, 2017, the Company had two shareholders of its Common Stock.

Dividends

We have never paid cash dividends on our Common Stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Nevada law, we may declare and pay dividends on our Common Stock either out of our surplus, as defined in the relevant Nevada statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Nevada statutes, has been diminished by depreciation in the value of our property or by losses, or otherwise, to an amount less than the aggregate amount of the capital, represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Securities Authorized for issuance Under Equity Compensation Plans

Not applicable.

OTCQB Listing

Upon the approval of this Registration Statement, we will attempt to have our Common Stock quoted on the OTCQB. Unlike a major stock exchange such as NYSE or NASDAQ, which has specific quantitative and qualitative listing and maintenance standards, the OTCQB is an interdealer quotation service which facilitates quotation of unlisted securities. The OTCQB does not have strict listing standards, other than such company must be current in its public disclosure. To be quoted on the OTCQB, a market maker must apply to make a market in our Common Stock. As of the date of this Prospectus, we have not made any arrangement with any market maker to apply to make a market in our Common Stock and there can be no assurance that a market will develop or be maintained in our Common Stock. There is no assurance that the shares of our Common Stock will ever be quoted on the OTCQB.

Management’s Discussion and Analysis of Financial Statements and Results Operations

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS. LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

Below is a brief description of our planned activities which we expect to commence immediately after the Offering is completed and the proceeds have been received and accepted, assuming that we are able to sell all 2,080,000 shares of our common stock.

18

Months 1 to 6 Following Completion of this Offering

Main Objectives:

·	Hire a freelance graphic designer;

·	Identify and hire a freelance application development software to develop our app;

·	Initiate the graphic design of our corporate identity package (logos, layouts, fonts etc.); and

·	Set up Google AdSense account.

Upon the sale of 2,080,000 shares, we will immediately begin to interview one or more software app developer companies and freelancer graphic designers in Israel, we have yet to identify potential candidates. We plan to retain the services of the software app developer and freelance graphic designer by the end of the first month. During month 2, we will work with the software app developer on the specifications of the website. During months 3 and 4 we expect the software app developer to develop and integrate it with our website. During month 5 we will test the system and correct any issues with it. Our management intends to oversee and participate in the software development process.

During month 2 the freelance graphic designer will design our corporate identity package and marketing materials. We expect that our graphic designer will complete developing our corporate identity package (including logos, business cards, letterhead, stationary, email forms, etc.) by the end of month 3. Once completed, we intend for the designer to proceed with the revamping of our web site. This task will be completed by the end of month 4. We expect to concurrently proceed with the printing of business cards, letterhead and envelopes.

During month 5, we plan to set up an account with Google Adsense service. This is available free of charge to us and will allow us to include Google ads from other advertisers on our website. We will receive a fee from these advertisers for each click on their ad by our subscriber visiting our site.

In the event that the Company does not raise the full $52,000, website development, and legal and accounting expenses will remain constant. Marketing, travel and advertising expenses, however, will be scaled down on an approximate pro rata basis. If 75% of the funds or $39,000 are received, or if 50% of the funds or $26,000 is received, then the expenses will be reduced accordingly.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Material Risk

Not required for a small company.

Directors and Executive Officers

Gal Abotbol, President, Secretary and Treasurer.

Gal Abotbol is a self-employed web designer having maintained his business since 2011. With over 6 years’ experience, his accomplishments include the construction and design of many websites for various businesses across Israel, ranging from independent contractors to multimillion dollar corporations.

Upon completion of an Associate Degree at the University of Tel Aviv in 2010, Gal Abotbol’s knowledge of computer technology and graphic design earned him an impressive professional portfolio through the industries’ network. His first project in 2011 led a start-up business to a successful online marketing distributor, acquiring more than 20 employees in its first year.

19

Levi Yehuda, Director.

Yehuda Levi is a highly experienced driver having operated delivery vehicles for over 10 years. His responsibilities include evaluating all merchandise prior to delivery to ensure quality control and package delivery. Shalom Delivery services range from office packages, personal home delivery’s as well large industrial items.

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that our board of directors to conclude that the individual should be serving as a director of our company.

We believe that the design programming experience and education of Gal Abotbol has attained through his past endeavors will be assist in the design and launch of the Company’s mobile application. Additionally, the experience of Levi Yehuda in delivery services will assist the Company in the development of its business plan with respect to the interactions with Gofers.

In addition to each of the individual skills and background described above, the board of directors also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board will be determined from time to time by our board of directors based upon the amount of time expended by each of the directors on our behalf. Currently, executive officers of our Company who are also members of the board of directors do not receive any compensation specifically for their services as directors.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the period of the fiscal year ending November 30, 2017, for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.” Currently, we have no employment agreements with any of our Directors and Officers. Compensation for the future will be determined when and if additional funding is obtained.

Summary Compensation Table - Officers
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Levi Yehuda	2017	0	0	0	0	0	0	0	0
Gal Abotbol	2017	0	0	0	0	0	0	0	0

Summary Compensation Table - Directors
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Levi Yehuda	2017	0	0	0	0	0	0	0	0
Gal Abotbol	2017	0	0	0	0	0	0	0	0

20

Code of Business Conduct and Ethics

We have not yet adopted a Code of Business Conduct and Ethics that applies to our executive officers and any other persons performing similar functions.

Committees of our Board of Directors and the Role of our Board in Risk Oversight

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole. We intend to form these committees once our Boar membership increases.

Our principal executive and principal financial officers have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13-a – 15(e) and 15d – 15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods required under the SEC’s rules and forms that the information is gathered and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure.

Our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

As of November 30, 2017, the Company has not taken any remediation actions to address these weaknesses in our controls. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

This Registration statement, of which this Prospectus is a part, does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financing reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Rule 308(b) of Regulation S-K.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;
2.	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and
3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

21

Management assessed the effectiveness of our internal control over financial reporting as of November 30, 2017. Based on this assessment, management concluded that the Company did not maintain effective internal controls over financial reporting as a result of the identified material weakness in our internal control over financial reporting described below. In making the assessment, management used the framework set forth in the report entitled Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

Identified Material Weakness

A material weakness in our internal control over financial reporting is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Management identified the following material weaknesses during its assessment of internal controls over financial reporting as of November 30, 2017.

Independent Directors: The Company does not currently have any independent directors.

No Segregation of Duties: Ineffective controls over financial reporting.

No Audit Committee:

Resources: We have no full-time employees with the requisite expertise in the key functional areas of finance and accounting. As a result, there is a lack of proper segregation of duties necessary to insure that all transactions are accounted for accurately in a timely manner.

Written Policies and Procedures: We have not yet prepared written policies and procedures for accounting and financial reporting in order to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner.

Management’s Remediation Initiatives

As our resources allow, we will add financial personnel to our management team. We plan to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions. We will also create an audit committee made up of our independent directors.

As of February 28, 2018, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified during the year ending November 30, 2017. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationship of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

22

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company,8855 SW Holly Lane, Wilsonville, OR 97070.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Levi Yehuda	1,900,000 shares	50%
Common	Gal Abotbol	1,900,000 shares	50%

Transactions with Related Persons, Promoters and Certain Control Persons

On September 7, 2017, 1,900,000 shares of BestGofer’s common stock were issued to Gal Abotbol and Levi Yehuda each, officers and directors of the Company, at the price of $0.005 per share (a total of 3,800,000 shares of common stock and $19,000).

Mr. Abotbol and Mr. Yehuda are our founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Director Independence

The OTC Market, where we intend to have our shares of common stock quoted, does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on these widely-accepted criteria, we have determined that none of our directors are independent at this time.

No member of the management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each offer’s understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, New York Stock Exchange (NYSE), American Stock Exchange (AMEX), and NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measure relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

23

DISCLOSURE OF COMMISSION POSITION ON IDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinions of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

24

BESTGOFER, INC

.

INDEX TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED NOVEMBER 30, 2017

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bestgopher, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Bestgopher, Inc. as of November 30, 2017 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from October 11, 2017 (inception) through November 30, 2017, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2017 and the results of its operations and its cash flows for the period from October 11, 2017 (inception) through November 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note B to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2018.

Seattle, Washington

March 15, 2018

F-2

BestGopher, Inc.
BALANCE SHEETS
November 30, 2017
(Audited)

November 30,
2017
ASSETS
Current assets
Cash (Trust account)	$14,750
Prepaid expenses	2,250
Total current assets	17,000

Total assets	$17,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	—
Total current liabilities	—

Stockholders' equity
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,800,000 shares issued and outstanding as of November 30, 2017	3,800
Additional paid-in capital	15,200
Accumulated deficit	(2,000)

Total stockholders’ equity	17,000

Total liabilities and stockholders’ equity	$17,000

The accompanying notes are an integral part of these financial statements.

F-3

BestGopher, Inc.
STATEMENTS OF OPERATIONS
From October 11, 2017 (inception) to November 30, 2017
(Audited)

From October 11, 2017 (inception) to November 30, 2017

Revenue	$—

Expenses
Professional fees	2,000

Total expenses	2,000

Net (loss)	$(2,000)

Basic and diluted loss per common share	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	3,800,000

The accompanying notes are an integral part of these financial statements.

F-4

BestGopher, Inc.
STATEMENTS OF STOCKHOLDERS' EQUITY
From October 11, 2017 (inception) to November 30, 2017
(Audited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at inception at October 11, 2017	—	—	—	—	—

Common stock issued for cash	3,800,000	3,800	15,200	—	19,000
Net loss for the period ended November 30, 2017	—	—	—	(2,000)	(2,000)

Balance at November 30, 2017	3,800,000	3,800	15,200	(2,000)	17,000

The accompanying notes are an integral part of these financial statements.

F-5

BestGopher, Inc.
STATEMENT OF CASH FLOWS
From October 11, 2017 (inception) to November 30, 2017
(Audited)

From October 11, 2017 (inception) to November 30, 2017

Cash flow from operating activities
Net loss	$(2,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities:
(Increase) decrease in prepaid expenses	(2,250)
Net cash used in operating activities	$(4,250)

Cash flows from investing activities	$—

Cash flow from financing activities
Proceeds from issuance of common stock	19,000

Net cash provided by (used in) financing activities	$19,000

Net increase/(decrease) in cash	14,750

Cash at beginning of period	—

Cash at end of period	$14,750

Supplemental cash flow information:
Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part of these financial statements.

F-6

BESTGOPHER, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2017

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of BestGopher, Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose.

Organization, Nature of Business and Trade Name

BestGofer, Inc. was incorporated in the State of Nevada in October 2017, with the purpose of developing a consumer delivery system. The Company’s principal office is in Dimona, Israel.

The Company’s activities are subject to significant risks and uncertainties including failing to secure additional funding to operationalize the Company’s website and apps before another company develops similar websites or apps.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

F-7

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

F-8

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

As of November 30, 2017, the carrying value of loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on BestGopher, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. BestGopher, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized Seventy-Five Million (75,000,000) shares of common stock with a par value of $0.001. Three Million Eight Hundred and Thousand (3,800,000) shares of common stock were issued and outstanding as of November 30, 2017.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with app development. The Company may experience a cash shortfall and be required to raise additional capital.

F-9

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE C – COMMON STOCK

On October 11, 2017, Company issued 1,900,000 Restricted Common Shares to Levi Yehuda, director of the company at $0.005 per share for cash proceeds of $9,500.

On October 11, 2017, Company issued 1,900,000 Restricted Common Shares to Abotbol Gal, Secretary/President of the company at $0.005 per share for cash proceeds of $9,500.

NOTE D – RELATED PARTY TRANSACTIONS

On October 11, 2017, Company issued 1,900,000 Restricted Common Shares to Levi Yehuda, director of the company at $0.005 per share for cash proceeds of $9,500. (Refer Note C)

On October 11, 2017, Company issued 1,900,000 Restricted Common Shares to Abotbol Gal, Secretary/President of the company at $0.005 per share for cash proceeds of $9,500. (Refer Note C)

NOTE E – PREPAID EXPENSES

On November 27, 2017, Company paid $2,250 as audit fees for reviewing the books as on November 30, 2017to the auditor. Prepaid expenses as of November 30, 2017 is $2,250.

NOTE F - INCOME TAXES

For the period ended November 30, 2017, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $2,000 at November 30, 2017, and will expire beginning of the year 2025.

The provision for Federal income tax consists of the following for the period ended November 30, 2017:

2017
Federal income tax benefit attributable to:
Current Operations	$420
Less: valuation allowance	(420)
Net provision for Federal income taxes	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows as of November 30, 2017:

November 30, 2017
Deferred Tax Asset	$420
Valuation allowance	(420)
Net Deferred Tax Asset	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $2,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE G – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after November 30, 2017 through the date of this filing. The Company determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the year ended November 30, 2017.

F-10

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Company.

Legal Fees (including Registration Fee)	$8,000
Accounting Fees	$5,000
Total	$13,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Nevada for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Section 391 of the OBCA provides that a corporation may indemnify an individual who was, is or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because the individual is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Indemnifiable Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if: (1) the conduct of the individual was in good faith; (2) the individual reasonably believed that the individual's conduct was in, or not opposed to, the best interests of the corporation; and (3) in the case of any criminal Proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Section 391 of the OBCA further provides, however, that the corporation may not indemnify an Indemnifiable Director thereunder: (1) in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation; or (2) in connection with any other Proceeding charging improper personal benefit to the Indemnifiable Director in which he or she was adjudged liable on the basis that personal benefit was improperly received by the Indemnifiable Director. Section 319 further provides that indemnification thereunder in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding.

Section 392 of the OBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the Indemnifiable Director was a party because of being an Indemnifiable Director of the corporation against reasonable expenses (including attorneys' fees) incurred by the Indemnifiable Director in connection with the Proceeding.

25

In addition, Section 401 of the OBCA provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director of the corporation who is a Party to a Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that: (1) the Indemnifiable Director is entitled to mandatory indemnification under Section 394 of the OBCA, in which case the court shall also order the corporation to pay the Indemnifiable Director's reasonable expenses incurred to obtain court-ordered indemnification; or (2) the Indemnifiable Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 391 of the OBCA or was adjudged liable as described in that Section 391, whether the liability is based on a judgment, settlement or proposed settlement or otherwise.

Section 397 of the OBCA provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if the individual furnishes the corporation (1) a written affirmation of the individual's good faith belief that the individual has met the prescribed standard of conduct; and (2) a written undertaking, executed personally or on the individual's behalf, to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct. The undertaking must be an unlimited obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 407 of the OBCA provides that, unless a corporation's articles of incorporation provide otherwise, to the same extent as an Indemnifiable Director, (1) an officer of the corporation is entitled to mandatory indemnification under Section 394 thereof and is entitled to apply for court-ordered indemnification under Section 401 thereof; and (2) that the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director.

Section 411 of the OBCA provides further that a corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under Section 391 or 394 of the OBCA.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

Officers and directors purchased 3,800,000 shares of our common stock on September 7, 2017, for a total of $19,000 cash. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933. These securities were issued to the founders of the Company and bear a restrictive legend. No written agreement was entered into regarding the sale of stock to the Company's founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation
3.2	Articles of Amendment
3.3	Bylaws
4.1	Form of Stock Certificate
5.1	Legal Opinion and Consent of Accountant
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (included in Exhibit 5.1)

26

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.       The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.       This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

27

(5) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

28

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of _________________, Province of _________________________on __________________.

BESTGOFER, INC.

Gal Abotbol, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Levi Yehuda, Director

29